Exhibit 99.1

Gaucho Holdings Emerges from Chapter 11, Aligns with Argentina’s Economic Upswing and Investor Confidence

Mortgage availability, foreign capital inflows and U.S. economic support reinforce Gaucho’s strategic timing.

MIAMI, FL / June 16, 2025 / Gaucho Group Holdings, Inc. (OTC: VINOQ), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has successfully emerged from Chapter 11 bankruptcy proceedings. With this significant milestone now behind it, the Company has returned its full focus to executing its portfolio strategy in Argentina—returning to operations unencumbered and with its core assets intact.

Argentina’s macroeconomic landscape is exhibiting notable improvement, creating a more conducive environment for long-term investment. Inflation has fallen to its lowest monthly level in over five years, and broader economic stabilization measures are gaining traction. Over the past several months, Argentines have begun to access long-term mortgage financing once again, which is freeing them from cash-only home purchases. That shift is unlocking renewed demand for housing, stimulating development across the country, and generating jobs not only in construction, but also in the materials, home-goods retail, and financial services sectors. Additionally, a healthier mortgage system supports capital formation, as banks and investors now have access to stable mortgage revenues, helping to mature Argentina’s financial markets and reduce reliance on cyclical, short-term funding.

This economic runway has been further bolstered by strengthened defense cooperation with the United States. In a marked shift from past alignments, Argentina has deepened its military coordination with U.S. leadership. Meetings between Argentina’s President and U.S. defense officials, alongside joint maritime exercises in Argentine waters, reflect a clear realignment of strategic partnerships. These developments underscore Argentina’s departure from closer ties with former allies and signal its intent to embrace renewed alignment with Western institutions.

“Emerging from Chapter 11 positions Gaucho Holdings to re-engage fully in Argentina,” states Scott Mathis, CEO and Founder of Gaucho Holdings. “With inflation at its lowest level in years, access to mortgage finance restored, and clear signals of institutional realignment—especially through enhanced U.S. military and economic ties—we are seeing the environment we’ve long anticipated. Our deepest gratitude to our legal team, stockholders, and every employee whose dedication and resilience made this possible. This marks the start of an exciting new chapter. Our existing assets are well-placed to participate in this evolving landscape, and we are energized to move forward together.”

Maria Echevarria, Chief Financial Officer of Gaucho Holdings, commented: “After seven transformative months, we’re proud to announce that we have emerged from Chapter 11. This was a challenging journey, and while the decision to restructure was difficult, it was necessary—and it worked. Thanks to the extraordinary support, dedication, and resilience of our legal team, stockholders, and every employee. We’ve safeguarded the Company’s assets and laid the groundwork for a stronger, more focused future. This moment marks the beginning of a new chapter. We move forward with renewed clarity, purpose, and confidence in what we’re building together.”

The Company notes that, while the economic and structural reforms in Argentina are advancing, the foreign investment opportunity window remains in its early stages. Gaucho Holdings, having preserved its asset base and local infrastructure, believes it is positioned ahead of the curve to engage strategically with the country’s renewed momentum.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com